Exhibit 10.12

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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FRAMEWORK PRODUCT DESIGN AND PRODUCTION AGREEMENT

This Framework Product Design and Production Agreement (this “Agreement”) is made on 18 October, 2015 (“Effective Date”) by and between Nuvo Group Ltd., an Israeli company with offices at 48 Ehad Ha’am St., Tel Aviv (“Nuvo”) of the first part, and Orange S.r.l., an Italian company [***] (“Orange”) and Starry Limited, a Hong Kong company [***] (“Starry”) of the second part (Orange and Starry, jointly and severally, shall be referred to herein as the “Supplier”; Nuvo, Orange and Starry shall each individually be referred to as a “Party” and collectively, the “Parties”).

WHEREAS	Nuvo has developed, and intends to develop, products (the “Devices”) which will consist, among other components, of various electronic components embedded in a wearable textile belt;

WHEREAS	Nuvo desires Orange to design certain belt components of the Devices as set out in SOW’s, as defined below, and the method in which the belts will hold the various electronic components and for Starry to produce such belts with the electronic components embedded therein, all in accordance with the terms of this Agreement (each, a “Product”); and,

WHEREAS	the Parties wish to regulate the terms under which Orange shall provide Nuvo with such design services and Starry shall provide Nuvo with such production services in accordance with the terms and conditions set forth herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. Definitions For the purpose of this Agreement, the following capitalized terms shall have the meanings set forth below:

1.1 “Affiliate” - means with respect to any Person, any other Person, that directly or indirectly, through one or more intermediary Persons, Controls or is Controlled by or is under common Control with such Person, including any Person who is a Relative of any Person Controlling, directly or indirectly, such other Person and any entity which directly or indirectly is Controlled by such Relative.

1.2 “Authorized Suppliers” - means such manufacturers of Materials approved in writing by Nuvo.

1.3 “The Bonding Technology” or “the Bonding Process” [***].

1.4 “A Bonding Technology” or “A Bonding Process” [***].

1.5 “Control” - means the power to direct or manage the affairs of the relevant entity or the beneficial ownership of more than 50% of such entity by voting share, equity interest, partnership interests, contract or otherwise.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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1.6 “Confidential Information” - means all of the following: (i) all trade secrets of the Parties hereto, each Party’s confidential information and information proprietary to each Party and its Affiliates, (ii) all third party trade secrets, third party confidential information and information proprietary to a third party which each Party obtains from such third party and which each such Party treats or is obligated to treat as confidential, (iii) all of the terms of this Agreement and (iv) any information constituting a trade secret within the meaning of the applicable law of this Agreement. Without limiting the generality of the foregoing, Confidential Information includes economic and financial analyses and data, developments, improvements, concepts, marketing techniques, marketing policies and materials, marketing and development plans, customer names and other information related to customers, price lists and pricing policies, suppliers, product designs and specifications, manufacturing processes, manufacturing costs and all information derived from or using any of the foregoing. Confidential Information shall not include [***]. For the sake of clarity, the Design Specifications and the Manufacturing Specifications and any other information disclosed to Supplier relating to the Devices and/or the Products and/or Nuvo shall be deemed to be Confidential Information of Nuvo.

1.7 “Defective Product” – means any Product that is found not to comply with the testing and quality control procedures set out in the Production File, or otherwise not in conformity with the requirements of a Production File or a Purchase Order (including the Manufacturing Specifications and/or the Golden Sample).

1.8 “Design Specifications” means technical and functional requirements of a Product and instructions provided by Nuvo from time to time to Orange or Starry, as relevant, for purpose of performing the Services, as defined herein. The current Design Specifications for the initial Product are attached hereto as Exhibit B.

1.9 “Designated Port” - means such port in the People’s Republic of China (PRC) or Myanmar as designated in the Purchase Order.

1.10 “Documents” –means the shipping documents and any other documents required for the international shipment and customs entry of the Products and in order to take Delivery of any Products sold to Nuvo pursuant to this Agreement.

1.11 “Golden Sample” –means the applicable Sample approved in writing by Nuvo.

1.12 “Intellectual Property Rights” or “IPR” means any and all intellectual property, whether or not registered or protected by patent rights, including, but not limited to, trade secrets, procedures, protocols, inventions, moral rights, drawings, trademarks, databases, know-how, improvements, discoveries, conceptions, ideas, techniques, designs, products, developments, specifications, methods, drawings, diagrams, models, software programs, data, data analysis, data interpretation, written reports, compounds, compositions, substances, processes, information and other results of whatsoever nature and all rights therein including copyright, patent rights, service mark, database rights, rights in designs and all registrations and applications therefore, and all continuations, continuations in part, divisional applications, and renewals of any of the foregoing, in any part of the world.

1.13 “Manufacturing Specifications” means technical and functional requirements for the manufacturing of a Product as shall be included in the Production File for such Product. Manufacturing Specifications may be further amended as shall be requested by Nuvo, subject to feasibility, by providing Starry or Orange, as relevant, with a documented Change Order or as otherwise agreed to by the Parties in writing subject to Clause 13.1 hereto.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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1.14 “Materials” - means the materials (including raw materials and electronic components) required for the production of those Products purchased by Nuvo from Supplier.

1.15 “Person” - shall mean an individual, partnership, corporation, Limited Liability Company, association, Joint Stock Company, trust, probate estate, joint venture, unincorporated organization, governmental authority or any other entity.

1.16 “Production File” means a file prepared by the Parties at the cost of Nuvo and accepted by Nuvo in a format agreed by the Parties containing all information required for production, quality control, product testing, packaging, marketing and sales promotion, including, but not limited to: (i) Manufacturing Specifications, schematics, designs, patterns, detailed drawings, Bill of Materials (“BOM”) and other materials pertinent to the most current revision level of manufacturing of a Product; (ii) descriptions of all inspection, test and quality control procedures (including testing of chemical composition); and (iii) any additional technical information agreed to by the Parties or otherwise reasonably deemed necessary by Nuvo to exercise any rights provided under this Agreement, provided that the Production File shall not include information on the Bonding Process.

1.17 “Prototypes” means Product prototypes to be developed under this Agreement as specified in the SOW and accepted by Nuvo.

1.18 “Purchase Order” - means any order for Products issued by Nuvo to Starry from time to time during the term of this Agreement.

1.19 “Relative” - (of an individual) - means a spouse (or any other person cohabiting as a spouse), as well as a sibling (including step-brother or sister), parent, step-parent, grandparent, child, step-child or grandchild, or a spouse of any of them.

1.20 “Sample” – means the sample or specimen of each Product that shall have been provided to Nuvo by Starry prior to commencing the production of such Product by the Supplier, based on the Prototype.

1.21 The “Services” shall have the meaning attributed to the term in Clause 2.1 hereto.

1.22 “Services Time Table” - means the time table for the completion of the Work Product as attached to a SOW, as amended from time in accordance with this Agreement. The Services Time Table for the initial SOW is attached hereto as Exhibit A.

1.23 “SOW” means a statement of work signed by and between the Parties from time to time. The initial SOW shall be deemed to be the procedures set out in the Services Time Table attached hereto as Exhibit A. In case of a conflict between the terms of this Agreement and the terms of the SOW, the terms of the SOW shall prevail.

1.24 “Work Product” means the Production File and the Prototypes for a Product, whether or not protectable as any Intellectual Property Right, made or conceived or first reduced to practice or created by Supplier either alone or jointly with others whether or not created or developed at the specific request of Nuvo or at Orange’s initiative, and any improvements thereto or derivatives of any of the foregoing, but specifically excluding any and all information relating to the Bonding Technology.

1.25 “Working Days” means every day of the week excluding Sunday, all statutory labor holidays in China and 12 Working Days for Chinese New Year.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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2. Services - General

2.1 Services Subject to the terms and conditions of this Agreement and the SOW and Design Specification that shall be delivered by Nuvo to Orange from time to time, Supplier agrees to perform the services specified in the SOW and the Time-Table (“Services”) for the purpose of designing the Product in accordance with the Design Specifications and creating a Production File for such Product which shall be used by Nuvo, among other things, for Product production and presentations.

2.2 Prototypes Supplier shall be responsible to manufacture functional Prototypes that shall conform to the SOW and the Design Specifications as modified from time to time in accordance with Clause 2.3 below.

2.3 Modifications. Nuvo shall have the right at any time to make changes in the SOW and/or the Design Specifications (“Modifications”). Nuvo shall notify Supplier of Modifications in writing. Orange may request in writing from Nuvo Modifications if Orange considers that the then current Design Specifications require changes due to engineering constraints. Nuvo and Orange shall then agree in writing as to the required Modifications. Payment for Modifications shall be in accordance with the terms for payment of Consideration as set out in Clause 3 below.

2.4 Acceptance Supplier will provide Nuvo with the applicable Work Product for Nuvo’s approval. Nuvo shall approve or reject the Work Product at its sole but reasonable discretion. Prototypes provided to Nuvo for acceptance shall have successfully met the testing requirements set out in the production and acceptance procedures that will be agreed by the Parties from time to time in writing. Work Products of each stage set out in the SOW shall conform with the Work Products approved by Nuvo for previous stages, unless otherwise instructed by Nuvo in writing. If a Work Product is not in conformity to the Design Specifications as modified from time to time and approved Work Products of prior stages, Nuvo shall so notify Supplier in writing (each, a “Non-conformity”) and Supplier shall remedy such Non-conformity as soon as possible.

2.5 Services Time Table. The Services Time Table is a guideline produced by Nuvo. Orange understands that time is of the essence and will endeavor to meet such schedule. Supplier will cause [***] and at least [***] employees at Orange to devote no less than [***] of their time to producing the Work Product until the Work Product is completed to the satisfaction of Nuvo.

2.6 Withdrawal. For the sake of clarity, it is understood that at any time prior to acceptance of the Work Product in accordance with Clause 2.4 above Nuvo may terminate its engagement with Supplier without penalty after payment for work already performed in accordance with Clause 3.1 below.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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3. Consideration

3.1 Price In consideration for the Services provided to Nuvo under this Agreement, Nuvo shall pay to Supplier the amounts set out in Exhibit C (the “Consideration”).

3.2 The Consideration is inclusive of any and all taxes other than VAT, GST or other similar sales tax placed on the sale of goods and services. Nuvo shall be entitled to withhold and deduct from payments hereunder, any and all amounts as may be required from time to time under any applicable law.

3.3 Other than the Consideration specified in this Clause 3 which consideration constitutes full consideration for the Services rendered hereunder, Orange will not be entitled to any other consideration for rendering the Services hereunder.

3.4 It is hereby specified that Nuvo shall make payments on account of the Consideration to the entity performing the Services referred to therein and issuing an invoice hereunder (either Orange or Starry), and a payment to such entity shall be deemed payment to Supplier for the purpose of this Agreement.

3.5 Forecasts and Payments Orange shall issue a forecast of the number of expected hours by each employee and the total employee based remuneration, as well as for expected out-of-pocket costs, for each [***] of Services (each a “Forecast”). Each Forecast shall be subject to Nuvo’s approval.

At the end of each [***] after commencement of work, Supplier, through Orange, shall issue to Nuvo an invoice detailing the actual number of hours spent by each employee in performance of the Services and the work performed, as well as the out-of-pocket costs actually incurred during such period. These invoices are payable within [***] after receipt by Nuvo.

3.6 Reports. Supplier shall provide to Nuvo [***] reports of hours spent during the design phase and the progress made.

4. Relationship of Parties

4.1 Each of Nuvo and Supplier shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor and shall not be considered an agent or employee of each other. This Agreement does not create any relationship of association, partnership, joint venture or agency between Nuvo and Supplier. Nothing in this Agreement shall obligate Nuvo to order any Product from Supplier or issue a Purchase Order.

4.2 Neither Orange nor Starry will have any right or authority to bind or obligate or to incur any liability against or in the name of Nuvo by contract or otherwise. Neither Orange nor Starry shall make any representations or warranties to anyone with respect to this Agreement or otherwise without Nuvo’s prior written authorization.

4.3 Nuvo, Orange and Starry shall each be responsible to pay any and all payments, salary, taxes and all other benefits and any amounts due to any relevant national insurance body with respect to its employees and/or the services provided.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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4.4 Orange and Starry will defend, indemnify and hold Nuvo, or any third party on its behalf, harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals relating to any obligation imposed upon Nuvo to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by Orange or Starry or deriving from the adjudication of the existence of an employer-employee relationship between Orange or Starry or any of its employees and Nuvo.

5. Intellectual Property Rights

5.1 Ownership of Proprietary Rights Subject to Clause 5.6, below, all title, interests and rights to any Intellectual Property Rights in and to any and all Work Products and the Product will be the sole and exclusive property of Nuvo. All Work Products shall be deemed to be a work for hire and made in the course of the Services performed hereunder. Suppler irrevocably confirms that the Consideration explicitly set forth in this Agreement is the entire compensation to which either Orange or Starry shall by entitled from Nuvo and, subject to Clause 17.5, is in lieu of any rights for compensation that may arise in connection with the Work Product under applicable law and waives any right to claim royalties or other consideration with respect to any Work Product and the Product and the Services.

5.2 Nuvo hereby grants Supplier a nonexclusive, non-transferable license to use the Intellectual Property Rights embodied in or relating to a Product, as such Product shall be from time to time, (the “Nuvo IPR”) to the extent required, subject to Clause 17.5, to provide the Services and to manufacture the Product. Supplier acknowledges that (i) as between Supplier and Nuvo, all right, title and interest in and to the Nuvo IPR are owned by, belong to and remain with Nuvo, (ii) Supplier shall not and shall not permit any third party to register, modify, translate or create derivative works based upon said Nuvo IPR, (iii) Supplier shall execute and deliver such documents as Nuvo or Nuvo’s successors in interest may reasonably request to enable Nuvo or its successors in interest to register and perfect any rights in the Nuvo IPR and any improvements thereto excluding the Bonding Technology, and (iv) [***] shall be responsible for and shall take appropriate steps to ensure compliance by its employees and agents with respect to Supplier’s obligations under this Agreement. Supplier shall have the limited right and license to use registered and related trademarks (the “Trademarks”) of Nuvo or its customers only on or in connection with the Products and in a manner pre-approved in writing by Nuvo. Supplier shall not use any marks confusingly similar to the Trademarks, nor shall Supplier use the Trademarks in conjunction with any other mark or products without the prior written consent of Nuvo. Supplier shall not knowingly or intentionally do anything to harm the reputation or goodwill associated with the Nuvo IPR.

5.3 [***].

5.4 Enforcement If Supplier discovers that the Nuvo IPR infringes or is alleged to infringe the Intellectual Property Rights of any third party, it shall communicate the details of same to Nuvo. Nuvo and Nuvo’s customers shall have the right, but not the obligation, to take whatever action it deems necessary, including the filing of lawsuits, to protect its rights and to terminate such infringement. [***].

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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5.5 Assignment To the extent necessary to perfect Nuvo’s rights hereunder, or to the extent that any portion of the Work Product, other than the Bonding Technology, may be held not to be a work made for hire, and subject to Clause 5.6 below, Supplier hereby fully and irrevocably transfers and assigns to Nuvo any and all Intellectual Property Rights worldwide in and to the Work Product, other than the Bonding Technology. [***].

5.6 [***].

6. Omitted

7. Non-Solicitation

Neither Party will knowingly, without the prior written consent of the other Party, either directly or indirectly, solicit or attempt to solicit, divert or hire away any person employed by the other Party or any of its Affiliates, nor shall either Party retain the services of any vendor introduced to it by the other Party without the prior written consent of such Party.

8. Confidential Information

8.1 Both during the term of this Agreement and at all times thereafter, each of Nuvo and Supplier (each a Party for the purpose of this Clause 8) shall (i) hold all Confidential Information of the other Party in confidence, (ii) not directly or indirectly disclose any Confidential Information of the other Party without the prior written consent of the other Party and (iii) not directly or indirectly use any Confidential Information of the other Party for any purpose other than performance under this Agreement. Each Party shall take such precautions as shall be necessary to keep strictly secret and confidential all Confidential Information of the other Party including, but not limited to, marking documents as Confidential Information with a legend prohibiting reproduction. Each Party shall be responsible for compliance by each of its employees, representatives and agents with the terms of this Section. If the Parties previously entered into a Non-Disclosure Agreement (the “NDA”) that is still in effect, the terms of this Clause 8 shall supplement the NDA.

8.2 Upon expiration or termination of this Agreement, at the request of any other Party, each Party shall promptly return to the other Party or, at the other Party’s option, destroy, all physical, written or electronic records (including any translations) containing any Confidential Information of the other Party and all derivatives of any of the foregoing. Each Party shall certify to the other in writing as to such return or destruction.

8.3 If either Party receives a request, or is required by applicable law or court or administrative order, to disclose any Confidential Information of the other Party, such Party shall promptly notify the other Party and shall cooperate with the other Party in seeking an appropriate protective order. If such protective order is not obtained, the disclosing Party shall disclose only that portion of the Confidential Information which is legally required to be disclosed and shall afford the other Party the opportunity to review each item of Confidential Information prior to disclosure.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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9. Exclusivity

9.1 Orange shall provide the Services and Starry will manufacture and sell the Product to Nuvo on an exclusive basis and neither Starry nor Orange nor their respective Affiliates will, directly or indirectly, design, manufacture or sell or otherwise be involved in or permit the manufacturing or selling of any of such Products or design, manufacture or sell or otherwise be involved in or permit the manufacturing or selling of any Similar or Competitive Products for or to any third parties. “Similar or Competitive Products” shall mean belts for pre-natal musical stimulation and/or peri-natal monitoring. The provisions of this Clause 9.1 shall apply throughout the provision of the Services and thereafter, as long as Nuvo shall place a Purchase Order hereunder at least once every [***] subsequent to Nuvo’s acceptance of the Production File. Thereafter, the provisions of this Clause 9.1 shall apply provided that Nuvo shall pay to Starry an amount of [***] at the commencement of each [***] period and such amount shall be credited to Nuvo on the invoices for Nuvo’s Purchase Orders during such [***] period on the basis of [***] per unit.

9.2 Neither Starry or Orange shall, directly or indirectly, (i) interfere with or disrupt any business relationship, contractual or otherwise, between Nuvo and any other party including customers and prospective customers, suppliers and prospective suppliers, agents and employees of Nuvo; (ii) solicit, induce or influence or attempt to solicit, induce or influence any customer or prospective customer of Nuvo for the purpose of promoting or selling, directly or indirectly, any Similar or Competitive Products; or (iii) sell or distribute or enter into an agreement to sell or distribute, directly or indirectly, to any customer or prospective customer of Nuvo any products or services competitive with the Product.

10. Manufacturing - General

10.1 Following successful acceptance of the Work Product for a Product, Nuvo shall appoint Starry as the manufacturer of the Product. Starry hereby agrees to sell to Nuvo, and Nuvo hereby agrees to buy from Starry, the Product, on and subject to the terms and conditions contained in this Agreement.

10.2 If Nuvo decides to engage Starry to manufacture the Product, Nuvo will submit to Starry a written Purchase Order relating to the type of Product ordered, quantities of Product ordered, Delivery times and Price (the “Purchase Order”). In the event of any conflict between the terms of this Agreement and the terms of any Purchase Order, the terms of this Agreement shall prevail, unless otherwise expressly consented to by Nuvo and Starry in writing. Starry shall not reject any Purchase Order submitted by Nuvo that is consistent with the terms of this Agreement.

10.3 Upon receipt of a Purchase Order, Starry will acknowledge receipt within three Working Days after receipt thereof. In the event that Nuvo does not receive such acknowledgement, Nuvo shall contact Starry by telephone or e-mail in order to confirm that the Purchase Order has been received. Starry shall confirm in writing its acceptance of any Purchase Orders submitted to Starry by Nuvo in accordance with this Clause 10 (an “Order Confirmation”) within three (3) Working Days of Starry’s confirmed receipt of the Purchase Order and Nuvo shall confirm the Order Confirmation, provided same concurs with the Purchase Order.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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10.4 Starry and Nuvo agree that a Purchase Order sent to Starry by confirmed facsimile or electronic transmission shall be an acceptable means of Purchase Order delivery.

10.5 Any terms contained in Starry’s acknowledgement or acceptance of any Purchase Order which are different from or in addition to the terms of this Agreement or the Purchase Order shall be accepted only by mutual agreement of the Parties in writing signed by their authorized representatives.

10.6 Notwithstanding anything to the contrary contained herein, Nuvo reserves the right to reject, dispute or cancel any shipment due to Starry’s material failure to meet Nuvo’s requirements identified herein and in a Purchase Order and Starry shall bear all costs in connection with such rejection.

10.7 Starry undertakes to order all Materials required for the manufacturing of the Products in a Purchase Order (and not currently existing in its stock of Materials) within three (3) Working Days of Order Confirmation.

10.8 Starry undertakes to complete all internal testing of Materials within [***] Working Days of their receipt from the supplier of such Materials. It is clarified that such internal testing does not include chemical or any other tests by an external laboratory.

10.9 Capacity The first Purchase Order will be for at least [***] (units per SKU). Subsequent orders shall be for at least [***]. Nuvo may increase the amount of its orders by [***] per month up to [***]. In the event that Nuvo shall wish to purchase in excess of [***] per month, Nuvo and Starry shall discuss in good faith an equitable solution for reaching such production capacity. In the event that the Materials for the production of Products are subject to a minimum order quantity (“MOQ”) from Starry’s supplier of such Materials, and for the purpose of filling a Purchase Order, Starry must order extra Materials in order to meet the MOQ, [***]. Starry will substantiate to Nuvo the MOQ, the quantity of the Materials in stock prior to the ordering extra Materials, and the cost of such extra Materials.

10.10 Consignment of Materials. Subject to customs and other restrictions, Starry will agree to accept materials consigned by Nuvo for production. Starry will handle and store such materials and will exercise reasonable care for the custody of Nuvo’s property, the same level of care exercised for Starry’s own property. Nuvo’s property will be covered under Starry’s insurance policies. In case property is lost or stolen, compensation will be subject to insurance company recoveries. Consigned materials and property include materials, equipment, tooling etc whether provided directly by Nuvo or purchased by Starry on behalf of Nuvo at Nuvo’s expense. Consigned materials that are Materials will be used in the production of the Products and Starry will credit Nuvo for the value of the materials so used.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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Starry’s responsibility will continue for the following periods:

a.	For Materials - for [***] after original intended use;

b.	For tooling or equipment with value below [***] for any specific identifiable item - for [***] after last significant use;

c.	For tooling or equipment with value above [***] for any specific identifiable item - for [***] after last significant use. Thereafter, Starry will not accept any responsibility for the custody of Nuvo’s property.

Starry will return Nuvo’s property upon request at Nuvo’s expense and subject to any applicable customs compliance.

11. Production

11.1 All Products purchased by Nuvo pursuant to this Agreement, shall be manufactured by Starry in accordance with the Production File and the Purchase Order for such Products and strictly conform to such Production File and the Purchase Order for such Products and the Golden Sample thereof. Starry shall not commence the manufacturing of any Product, prior to the receipt by Starry of a written approval of the applicable Sample thereof signed by Nuvo.

11.2 At Nuvo’s request, Materials shall be purchased by Starry only from Authorized Suppliers.

11.3 Starry acknowledges that Products are sometimes required by Nuvo’s customers to comply with certain Quality Assurance Plans relating to, among other things, such matters as safety, quality, packaging and code of conduct requirements (“Quality Plans”). Nuvo agrees to inform Starry of any such requirements and Nuvo and Starry shall agree in good faith on the implementation of such Quality Plans. Starry agrees that it will use best efforts to ensure the Products will comply with the agreed upon Quality Plan applicable to such Products, provided that Nuvo shall be liable for any additional costs as mutually agreed in advance in good faith.

11.4 Starry shall reasonably comply with the requests of Nuvo and Nuvo’s customers to better serve such customers or which are otherwise required by such customers in connection with Nuvo’s sale of the Products to such customers, including, but not limited to, responding to requests for audits, certification request, reports and inspections required by such customers and executing such commercially reasonable documentation requested by such customers in connection with Nuvo’s sale of the Products to such customers. Starry shall promptly inform Nuvo of any inability to perform as required by such customers and take reasonable action to correct such deficiencies and Nuvo shall cooperate with Starry to identify such deficiencies.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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12 Delivery

12.1 Unless otherwise noted on the Purchase Order and confirmed by Starry, all shipments shall be ex-works (“Delivery”). “Ex-works”, “F.O.B.” and any other shipping term used but not otherwise defined herein shall have the meaning as set forth in Incoterms 2010 published by the International Chamber of Commerce.

12.2	Delivery Periods.

12.2.1	Subject to Clause 10.7 above, the Delivery of Products shall be within the following delivery periods (each a “Delivery Period”):

(a) The first Purchase Order shall be Delivered by Starry no later than the later of: (i) [***] after the Commencement Date (as such term is defined below), and (ii) [***] after the arrival and testing of all Materials ordered for the purpose of such Purchase Order, including passing any required physical or chemical tests. In case of any significant change in a product specification, the next order will be treated as a first Purchase Order.

(b) Subsequent Purchase Orders shall be Delivered no later than the later of: (i) [***] after the Commencement Date, (ii) [***] after the arrival and testing of all Materials ordered for the purpose of such Purchase Order, including passing any required physical or chemical tests.

If under the Purchase Order, the Product is to be manufactured in Starry’s Guangxi facility, Delivery date shall be extended by [***]. For orders placed for production in Starry’s Myanmar facility, Delivery date shall be extended by [***].

12.2.2	In calculating the number of days in each such time periods, legal national public holidays of the country of the relevant Starry facility shall not be counted. With respect to the People’s Republic of China these are New Year’s Day, Chinese New Year (Spring Festival), Qingming Festival, May Day, Dragon Boat Festival, Mid-Autumn Festival and National Day, and during the Chinese New Year holiday 15 days from the first day of Chinese New Year shall be deemed to be a public holiday.

12.2.3	In the event that Starry shall provide documentation to Nuvo evidencing that the approval (in accordance with the Production File) of Materials for production of Products shall have been delayed by more than [***] due to default by supplier of such Materials in their delivery to Starry, the Delivery date of the Products manufactured from such Materials shall be delayed by such number of days in the period of delay in the supply of such Materials, but by no more than [***]. Starry shall notify Nuvo immediately of any delay in supply of Materials exceeding [***] and Nuvo shall be entitled to instruct Starry to procure such Materials from an alternative supplier.

12.2.4	The “Commencement Date” shall be the latest of the following:

(a)	All Manufacturing Specifications and Golden Samples confirmed with Nuvo’s signature (including packaging) (Manufacturing Specifications and Golden Samples that have been approved by Nuvo as part of the Production File shall be considered confirmed by Nuvo for the purposes hereof);

(b)	Date of Starry’s receipt of Nuvo’s countersignature on the relevant Order Confirmation; and

(c)	Receipt by Starry of a clean L/C or agreed deposit by check or T/T.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

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12.3 Based on the aforesaid Delivery dates, if Delivery dates are delayed more than [***] Starry shall pay to Nuvo the following penalties (“Delivery Penalties”): (a) for Delivery delayed between [***] and [***] Starry will pay to Nuvo [***] of the value of the delayed portion of the Purchase Order per day of delay, (b) for Delivery delayed between [***] and [***], Starry will pay to Nuvo [***] of the value of the delayed portion of the Purchase Order per day of delay, (c) for Delivery delayed between [***] and [***], Starry will pay to Nuvo [***] of the value of the delayed portion of the Purchase Order per day of delay, (d) for Delivery delayed over [***], Starry will pay to Nuvo [***] of the value of the delayed portion of the Purchase Order per day of delay.

Variation between the quantity of a Product ordered in a Purchase Order and the actual quantity of Products Delivered that does not exceed the smaller of (a) [***] of the quantity in the Purchase Order or (b) [***] shall not be considered a breach of such Purchase Order, and the payment due for such Purchase Order shall be adjusted accordingly to reflect the amount of Products actually delivered.

12.4 Without derogating from any other remedy to which Nuvo may be entitled by law or contract, in case of delay exceeding [***] in the Delivery of all or a material part of the Products under any Purchase Order, Nuvo shall be entitled to immediately cancel such Purchase Order.

12.5 If Nuvo shall provide a committed forecast no less than [***] before placing a Purchase Order, and pays for all Materials at the time of the forecast, Delivery time specified in clause 12.2 will be shortened by [***].

12.6 Starry shall mark the Products in accordance with the instructions received from Nuvo and the Manufacturing Specifications (if applicable).

12.7 Starry shall arrange to have all Products packed out in such a manner to comply or be in accordance with the Production File.

12.8 Nuvo is not obligated to accept early deliveries or excess deliveries unless approved by Nuvo in writing in advance, in its sole discretion. In the event that Starry shall deliver partial deliveries, Starry shall bear the direct additional costs of delivery related to such partial deliveries.

12.9 Each Purchase Order shall specify the carrier or means of transportation or routing to be used, and Starry will comply with Nuvo’s instructions. Starry shall Deliver Products to an entity other than Nuvo only in accordance with an authorization letter provided by Nuvo to Starry. Starry shall obtain at its own risk and expense any export license or other official authorization and carry out all customs formalities necessary for the exportation of the Products. Starry shall pay all costs of customs formalities necessary for exportation of the Products as well [***]. If Starry decides to ship Products by air in order for Starry to avoid the penalties in this agreement related to late deliveries, Starry will be responsible for the excess of airfreight charges over the cost of sea freight and shall reimburse Nuvo for the additional costs incurred as a result.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 13 -

13. Modifications of Purchase Orders

13.1 Nuvo shall have the right at any time to make changes in any Purchase Order (a “Change Order”). Starry agrees to accept any such Change Order subject to this Clause 13. If any changes in a Change Order cause an increase or decrease in cost or the time required for performance, an equitable adjustment shall be mutually agreed upon and the Purchase Order shall be modified in writing accordingly.

13.2 Nuvo reserves the right to terminate any Purchase Order or any part thereof, in its sole discretion, upon written notice to Starry. In the event of such termination, Starry shall immediately stop all work and be paid, as full and final compensation, a reasonable and equitable termination charge reflecting the cost of work performed prior to termination, reasonable profit on the work performed, and compensation for the interruption of production, all correlated to the agreed Price formula in Exhibit C hereto.

14. Quality Control

14.1 Procedures for testing and quality control of Products shall be part of the Production File. Such procedures may be amended from time to time as agreed by Nuvo and Starry. All testing costs beyond Starry’s normal internal quality control procedures for Material only, and all testing of electronic components, shall be at the expense of Nuvo. Delivery of Products shall be subject to successful completion of applicable testing and quality control procedures.

14.2 Starry shall provide and maintain a quality control process and system specified by Nuvo and agreed by Starry covering the Materials and Products supplied hereunder to ensure that all Products supplied hereunder conform to their respective Production File, Specifications and Golden Samples. At Nuvo’s request and expense, Starry will provide records of inspection work carried out by Starry during the previous month or for such longer time up to 3 months if required due to applicable regulations and certifications. If compliance rules require retention of inspection or testing documentation for a longer time period, Nuvo and not Starry will be responsible for retention of those records.

14.3 In addition to testing and acceptance procedures set out in the Production File, Nuvo may propose additional procedures at Nuvo’s expense for testing the Products during production or prior to shipping, and Starry shall agree to all reasonable requests. Nuvo may station its employees at Starry’s facilities (at designated areas to be agreed between Nuvo and Starry) and at Nuvo’s expense in order to monitor such testing. All of the Products shall be subject to inspection and testing by Nuvo, its agents, employees and any governmental agencies to the extent practicable at any reasonable times and places. Starry shall be responsible for any costs and expenses incurred by Nuvo with respect to any re-testing done by Nuvo because the Products failed during earlier testing due to faulty production.

14.4 Provided that the Products successfully pass all agreed quality control and testing procedures that are properly carried out in accordance with the Production File and the additional testing procedures referred to herein above, and provided that Starry was not aware of any such defect, Starry will have no further responsibility for defects subsequently discovered. For avoidance of doubt, Starry will not be held responsible for any defects including defects affecting the safety of the Product or failure to meet governmental requirements such as those for restricted substances. Supplier makes no claim to expertise in the fields representing the intended uses of the Products and as such relies on the expertise of Nuvo and experts used by Nuvo to insure the adequacy of the testing procedures.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 14 -

14.5 If after delivery [***] or more of the Products in any single Delivery are found to be Defective Products exhibiting the same or similar defect (other than Products that can be shown to have become defective following delivery) and also it is found that the specified quality control procedures were not properly followed (Starry would need to provide documentary evidence that the quality control procedures were followed), Nuvo shall arrange, at its expense, to return such Defective Products to Starry’s facility, and Starry shall, at its cost, replace or correct defects of such Defective Products, and, at its cost, return non-Defective Products to Nuvo or its customer, as Nuvo may direct, provided that such non-Defective Products are shipped to a single destination by sea in a volume of no less than 10 cubic meters. Any replacement or correction of Defective Products by Starry shall be made within [***] of receipt and completion of testing of all materials at the factory in accordance with the Production File (to be performed promptly). In the event that the ongoing production of Purchase Orders together with the production for the replacement or correction of Defective Products shall exceed Starry’s then full capacity (based on 12 hours a day, 6 days a week), Starry shall increase the production-hours per day by up to [***] in order to meet the delivery times required hereunder. Nuvo’s request for any such corrections or replacement or reimbursement with respect to any Defective Products already delivered to Nuvo should be made within a period of 365 days following shipment date of the relevant Defective Product.

Nuvo shall have the right at its expense to inspect, at reasonable times during the term of this Agreement and for a period of [***] following the expiration or termination of this Agreement, any portion of Starry’s books, records and facilities relating directly to the Product. Starry shall reasonably cooperate with Nuvo with respect to such inspections. If an inspection or test is made on Starry’s premises, Starry shall provide Nuvo’s inspectors with reasonable facilities and assistance. All costs related to such inspection will be charged to Nuvo. Time costs for Starry employees will be billed as set out in Exhibit C hereto.

15. Starry Product Warranty

Starry warrants that: (a) all reasonable efforts would be made to produce the Products in accordance with the Production File and Purchase Order and Golden Samples approved or adopted by Nuvo and agreed by Starry for the applicable Product; (b) all reasonable efforts would be made to inspect and test the Products as mutually agreed and documented in the Production File; (c) the Products will not be adulterated, misbranded, falsely labeled or advertised, or falsely invoiced, (d)  Starry will convey free and clear title thereto to Nuvo as provided hereunder. Starry shall promptly notify Nuvo upon becoming aware of any third party claim with respect to the Products.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 15 -

16. Representations, Warranties and Undertaking

16.1 Each Party hereto hereby represents and warrants as follows:

16.1.1 It does not currently have and shall not have during the term of this Agreement, any outstanding agreement or obligation that is or will be in conflict with any of the provisions of this Agreement, or that would preclude such Party from complying with the provisions hereof.

16.1.2 The execution and delivery of this Agreement and the fulfillment of the terms hereof: (a) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound, including without limitation, any confidentiality or non-competition agreement, (b) do not require the consent of any person or entity and (c) will not violate any order, award, injunction, judgment or decree to which it is subject.

16.1.3 (i) it has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated therein; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes a valid, legal and binding agreement of such Party, enforceable against it in accordance with its terms.

16.2 Orange hereby represents and warrants as follows:

16.2.1 Orange will design the Product in accordance with high industry standards of quality.

16.2.2 Orange shall utilize the highest professional skill, diligence, ethics and care with respect to the Services performed hereunder and has the capacity to perform its duties under this Agreement.

16.2.3 Orange shall not knowingly utilize, in the provision of the Services hereunder, any proprietary information of any third party other than Starry or any of Supplier’s Intellectual Property Rights other than the Bonding Technology.

16.2.4 To the best of their knowledge, Orange has and will have full and sufficient right to transfer and assign the ownership in its Intellectual Property Rights in the Work Products pursuant to this Agreement, other than the Bonding Technology, however, it is Nuvo’s responsibility to insure that there is no IP infringement inherent in the design.

16.2.5 Orange undertakes it shall not compete with Nuvo by producing any product similar in form or function to the Product, other than for Nuvo.

16.2.6 Orange is experienced in, and has the required skill, ability, resources and know-how to provide the Work Product.

16.3 Starry hereby represents and warrants as follows:

16.3.1 Starry, or its affiliate, will produce the Product in good quality and in accordance with the Golden Samples.

16.3.2 Starry hereby grants to Orange license to use all its Confidential Information and Intellectual Property Rights required for the purpose of carrying out Orange’s obligations under this Agreement, including for Delivery of the Services and the Work Products.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 16 -

16.3.3 Starry shall not knowingly utilize, in the production of the Products hereunder, any Confidential Information and Intellectual Property Rights of any third party other than Orange or Nuvo in accordance with the terms of this Agreement or any of Supplier’s Intellectual Property Rights other than the Bonding Technology.

16.3.4 Starry undertakes that as long as Nuvo has not breached this Agreement, it shall not compete with Nuvo by producing any product similar in form or function to the Product, except for Nuvo.

16.3.5 Starry is experienced in, and has the required skill, ability, resources and know-how to conduct the work required for the purpose of manufacturing Prototypes and mass production and supply of the Product in accordance with the terms of this Agreement.

17. Term and Termination

17.1 Term. This Agreement shall remain in force unless terminated in accordance with Clause 17.2 below.

17.2 Termination. Except as otherwise provided herein, this Agreement may be terminated (i) following acceptance of the Work Product, by Nuvo without cause by providing a two (2) weeks prior written notice to Orange and Starry and subject to Clause 17.5; (ii) by Nuvo immediately if Orange and/or Starry assigns or transfers this Agreement or any of its rights duties or obligations hereunder not in accordance with Clause 18.8 hereto, (iii) immediately by Nuvo in the event that Supplier intentionally and seriously breaches its confidentiality and/or non-competition undertakings hereunder and/or engages in activities that damage the good reputation of Nuvo and fails to take all reasonable efforts to rectify the breach within 30 days, or (iv) immediately by Nuvo or Starry in the event of the filing of a bankruptcy petition against the other Party that has not been withdrawn within 60 days or immediately if the other Party makes a general assignment for the benefit of creditors or enters into liquidation or an interim liquidator or a receiver or an interim receiver of a material part of its assets appointed, and such appointment is not removed within a period of 60 days, or seeks or is subject to any other similar relief or procedure under any bankruptcy laws, insolvency laws or similar statutes.

17.3 Effect of Termination. Upon termination of the Agreement: (i) to the extent that full title and all Intellectual Property Rights have not already been transferred in accordance with Clause 5.3, Orange shall transfer to Nuvo full title and all Intellectual Property Rights in the Work Product developed up to the effective date of termination, and; (ii) Orange will deliver to Nuvo or to such other person as directed by Nuvo, in the manner, at the times so directed, the Work Product, work in process, completed work, supplies, and other material produced as a part of, or acquired in respect to the performance of, the Services; (iii) Orange shall deliver to Nuvo, and cause Orange’s personnel to deliver to Nuvo, all Nuvo’s Confidential Information and all materials relating to Nuvo or this Agreement, or obtained or developed in the course of performance of this Agreement, provided that other than pursuant to Clause 17.5, Orange is not obligated under this Agreement to disclose to Nuvo information regarding the Bonding Process. None of Nuvo, nor any of its Affiliates (for whom Nuvo accepts full liability for breach of this paragraph), shall disclose to any third party any Confidential Information that it may receive from Orange concerning the Bonding Technology. For the sake of clarity, save under Clause 17.5 below, Nuvo shall not employ or contract with any third party other than Orange and Starry to produce a Product using a Bonding Technology. Nuvo hereby irrevocably waives any and all rights to the Bonding Technology, and shall ensure that its contractors, employees and agents waive any such rights. This Section 17.3 shall survive termination of this Agreement. In addition, Nuvo may terminate this Agreement immediately upon a change in Control of either Orange or Starry or the acquisition of all or substantially all of the assets of Orange and/or Starry by a major competitor of Nuvo or any of such competitor’s Affiliates, or the merger or consolidation of Starry and/or Orange with or into such a major competitor of Nuvo or any of such competitor’s Affiliates.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 17 -

In the event that Nuvo shall wish to employ or contract with any third party other than Orange and Starry to produce a product other than a Product using a Bonding Technology, Nuvo shall send to Starry an offer of such engagement under the terms of this Agreement and Starry shall be entitled to accept such offer within 15 days of its receipt thereof.

17.4 In addition to any other remedies set forth herein, Nuvo at its sole option upon termination by Nuvo under Clause 17.2(i), (ii), or (iii) may (i) cancel all or any outstanding Purchase Orders and compensate Starry for any costs incurred up to the point of cancellation (and unless so cancelled, all applicable Purchase Orders shall continue to be binding); and/or (ii) sell the remaining Products in its inventory, including Products ordered in Purchase Orders not yet Delivered and not cancelled. In the event Nuvo determines to sell the remaining Products, all license granted hereunder to Nuvo shall continue until the inventory is sold.

17.5 Alternative Manufacturers. Notwithstanding anything to the contrary in Sections 5.6 or 17.3,

(i) provided there has not been a Failure (as defined below), in the event that Nuvo wishes to enter into a manufacturing contract with a third party other than Orange or Starry to manufacture the Product using a Bonding Technology, Nuvo shall pay Starry a fee of [***]. Payment to be received by Starry within [***] of placement of any production order with such third party. In addition all amounts owed for products delivered or Materials or other commitments by Nuvo to Starry must be paid within [***] of receipt of any itemized invoice from Starry.

(ii) if a Failure has occurred, Nuvo may enter into a design or manufacturing contract with a third party other than Orange or Starry to manufacture the Product using a Bonding Technology without payment of any fee. Furthermore, in the event that the failure was due to Starry not providing sufficient production resources to produce and ship on time, and Nuvo decides to produce with another manufacturer, Nuvo can demand a fee of [***] from Starry payable within [***] of placement of a production order with such third party.

For purposes of this clause:

A “Failure” shall have occurred if, without derogating from the provisions of Section 12.2 above (including, for the avoidance of doubt Section 12.2.3 hereto: (a) during the first [***] as of the first Order Confirmation, an aggregate of [***] or more of delay in Delivery occurs (consecutively or non-consecutively); or (b) during any subsequent [***] period, an aggregate of [***] or more of delay in Delivery occurs (consecutively or non-consecutively) and the delay was caused by force majeure of which Starry shall notify Nuvo promptly of its occurrence.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 18 -

For the sake of clarity, Supplier shall be under no obligation to provide its Intellectual Property Rights to Nuvo, even in the event of a Failure.

[***].

17.6 Clauses 5 (Intellectual Property Rights), 7 (Non-solicitation), 8 (Confidential Information), 9 (Exclusivity), 15 (Starry Warranty), 17.3 (Effect of Termination), 17.5 (Alternative Manufacturers) and 18 (Miscellaneous) shall survive the termination of this Agreement.

18. Miscellaneous

18.1 Non Exclusive. The Agreement is non-exclusive for Nuvo. Nuvo shall not be bound by this Agreement to work exclusively with Orange or Starry and, for greater clarity, is free to obtain services from other vendors including, without limitation, services similar to those provided by Supplier, and is free to enter into design and/or manufacturing contracts with any entities, provided that, subject to Clause 17.5 (Alternative Manufacturers) above, Nuvo shall not enter into any such contracts for the production of a Product that utilize a Bonding Technology or a Bonding Process.

18.2 Interpretation. The preamble and the Exhibits of this Agreement constitute an integral part of this Agreement and are considered incorporated into its terms. The titles of the Clauses herein are for convenience purposes only and are not to be used in the interpretation thereof.

The Exhibits to this Agreement are as follows:

Exhibit A – the initial Services Time Table and initial SOW

Exhibit B – Specifications

Exhibit C – Compensation

18.3 The language of this Agreement is expressly stipulated to be the English language, and any amendments, modifications, notices or other communications provided in connection with this Agreement shall be in English.

18.4 All sums payable under this Agreement shall be calculated and paid in United States dollars.

18.5 No Party to this Agreement shall be liable for failure or delay in the fulfillment of all or part of this Agreement because of acts of God, governmental orders or restrictions, war, threat of war, terrorism, hostilities, sanctions, blockade, embargo, revolution, riot, general strike, fire, flood, earthquake or any other similar causes or circumstances beyond the reasonable control of the Parties. Any such failure or delay shall not be deemed a breach of this Agreement; provided that (i) it arises without the fault or negligence of the Party so prevented from complying with this Agreement; and (ii) such Party could not have reasonably foreseen such event at the time of signature of this Agreement; and (iii) such Party made all reasonable efforts to avoid or overcome the effect of the event on its fulfillment of said obligations under this Agreement, and (iv) such Party gives written notice to the other Party within seven (7) days after the force majeure event begins. If any such event or delay shall prevent the performance by Supplier of its obligations under this Agreement for a period of [***] or more, then Nuvo shall be entitled to terminate this Agreement effective upon delivery of written notice to Starry.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 19 -

18.6 Both parties represent and warrant that they shall at all times conduct its business in a manner consistent with the highest standards of business ethics and shall at all times (i) strictly adhere to all laws prohibiting bribery, kickbacks and similar matters, (ii) refrain from offering Nuvo or Supplier, its employees or agents, any gifts, gratuities, kickbacks, accommodations, loans, entertainment or other property or things of value.

18.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the next business day in its country of residence following transmission by fax, email, upon receipt (or refusal to receive) if hand delivered, or 3 business days in its country of residence after it is mailed, by courier deliver along with a written delivery proof, to the Parties at their respective addresses specified in the preamble to this Agreement, or at such other address as may be given in writing in the future by either Party to the other.

18.8 Assignment. Supplier may not assign or subcontract this Agreement or any part thereof other than to an Affiliate of Starry or Orange without Nuvo’s prior written consent. Nuvo may assign this Agreement and any or all of its rights and obligations under this Agreement without the consent of Supplier. Any attempted assignment or delegation in violation of this section shall be void. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors and permitted assigns.

18.9 Publicity. Unless otherwise agreed by the Parties in writing, no press releases, conferences, interviews or other public announcements, in whatever form, will be made or given by any Party in relation to this Agreement.

18.10 Governing Law and Arbitration. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the courts of Hong Kong shall have the jurisdiction of any dispute or conflict arising out of this Agreement.

18.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any clause, provision, or portion of this Agreement found or ruled invalid, void, illegal or otherwise unenforceable under any law or by any court, arbitrator, or other proceeding, it shall be amended to the extent required to render it valid, legal and enforceable, or deleted if no such amendment is feasible, and such amendment or deletion shall not affect the enforceability of the other provisions hereof.

18.12 Amendment. This Agreement may only be amended by an instrument in writing signed by each of the Parties hereto.

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 20 -

18.13 Waiver. Neither Party’s failure to exercise any of its rights hereunder shall constitute or be deemed a waiver or forfeiture of any such rights.

18.14 Entire Agreement. This Agreement, its exhibits or other attachments hereto represents the entire agreement between the Parties as to the matters set forth herein and supersedes all prior discussions, representations, understandings or agreements between them. The terms and conditions of this Agreement shall supersede all preprinted terms on any purchase order or acknowledgment, or other terms contradictory to the provisions herein, unless expressly agreed in writing by Nuvo and Starry. The Product Design Agreement between Nuvo and Orange dated May 7, 2014 is hereby consensually terminated and the Parties have no claims towards each other with respect thereto.

18.15 This Agreement may be executed in any number of identical counterparts, any or all of which may contain signatures of less than all of the Parties and all of which shall be construed together as a single binding instrument.

18.16 Without Nuvo’s prior written consent, Supplier shall not refer to Nuvo or its customers in any of Supplier’s advertising or promotions and shall not use any trademark, service mark, trade name, brand name, or facsimile of any package, letterhead, invoice, product samples or other material that is identifiable with Nuvo or its customers. Supplier will not engage in any activity or cause in any manner Nuvo or its customers to experience embarrassment and/or degradation to its image or reputation.

18.17 Supplier shall make reasonable efforts to comply with all applicable laws, regulations and court orders imposed by any jurisdiction in connection with entering into and performing its obligations under this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized representatives.

Nuvo Group Ltd.,

By: Oren Oz, CEO

Signature:	/s/ Oren Oz

Date: 18th Oct 2015

Orange S.r.l

[***]

Signature:	/s/ Authorized Signatory

Date: ___ Oct 2015

Starry Limited

By: [***]

Signature:	/s/ Authorized Signatory

Date: ___ Oct 2015

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 21 -

Exhibit A

Initial Services Time-Table incorporating the initial Statement of Work

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 22 -

Exhibit B

Design Specifications

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***].

- PAGE 23 -

Exhibit C

Compensation

A.	[***]

[***]

B.	[***]

[***]

7.	Starry will substantiate all Materials Costs, Manufacturing Costs and Labor Hours upon request from Nuvo.

[***]

10.	The Prices do not include VAT. VAT shall be added to the Price in the event it is applicable to any Delivery.

[***]